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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  July 13, 1999



                              KCS ENERGY, INC.
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           (Exact name of registrant as specified in its charter)


                      Delaware                               1-11698                       22-2889587
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           (State or other jurisdiction of                  (Commission                  (IRS Employer
            incorporation or organization)                  File No.)                     Identification No.)

            5555 San Felipe Road, Houston, TX                                                    77056
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            (Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code  (713) 877-8006

                                 NOT APPLICABLE
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        (Former name or former address, if changed since last report)___
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Item 5. Other Events

         On July 13, 1999, KCS Energy, Inc. (the "Company") reported that its lenders under each of its revolving bank credit facilities have reset the Company's borrowing base to $91 million. The principal outstanding under the bank loans is presently $126.7 million. Because the Company did not make this $35.7 million additional lump-sum payment, a payment default has occurred. The lenders have delivered a payment blockage notice to the indenture trustee of the 8.875% subordinated notes. The Company will not make the scheduled July 15, 1999 interest payment on both the 8.875% subordinated notes and the 11% senior notes, totaling $13.8 million. The outstanding amount of the subordinated notes is $125 million and the outstanding amount of the senior notes is $150 million. The lenders also declared due all amounts owing under the bank loans, demanded payment and declared in effect the default rate of interest. The Company is continuing to have discussions with the bank groups regarding an extension of the forbearance agreements which expired on June 30, 1999.

         The Company also reported that since entering into initial forbearance agreements on May 18, 1999, it has repaid the banks $23.3 million, reducing the outstanding loans from $150 million to $126.7 million as of June 30, 1999.

         The Company further reported that it and its financial advisors, Houlihan Lokey Howard & Zukin, have been in discussions with bondholders and plan to pursue a restructuring transaction that would result in a significantly deleveraged balance sheet.

         A copy of the press release, dated July 13, 1999, issued by the Company announcing these developments is attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

         Exhibit 20
         Press release dated July 13, 1999.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KCS Energy, Inc.




         July 14, 1999                  /S/ Frederick Dwyer
                                        -------------------
                                            Frederick Dwyer
                                            Vice President, Controller
                                              and Secretary




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                                EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION
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 EX-20                    Press Release regarding KCS Energy's Lenders Block
                          Interest Payment